As filed with the
            Securities and Exchange Commission on July 21, 1995
                            Registration No. 33-
- ----------------------------------------------------------------

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                   -----

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                                   -----


                            KUHLMAN CORPORATION


          (Exact name of registrant as specified in its charter)

                                   -----

           Delaware                                  58-2058047
 (State or other jurisdiction of                    (IRS Employer
 incorporation or organization)                   Identification No.)


                          1 Skidaway Village Walk
                                 Suite 201
                         Savannah, Georgia  31411
                 (Address of Principal Executive Offices)


                KUHLMAN CORPORATION 1994 STOCK OPTION PLAN


                         SCHWITZER, INC. LONG-TERM
                   EXECUTIVE INCENTIVE COMPENSATION PLAN
                         (Full title of the plans)

                          Richard A. Walker, Esq.
          Executive Vice President, General Counsel and Secretary
                          1 Skidaway Village Walk
                                 Suite 201
                         Savannah, Georgia  31411
                              (912) 598-7809
         (Name, address, including ZIP Code, and telephone number,
                including area code, of agent for service)

                               ------------
                                 Copy to:

                         Stephen A. Landsman, Esq.
                              Rudnick & Wolfe
                         203 North LaSalle Street
                                Suite 1800
                         Chicago, Illinois  60601
                              (312) 368-4000
                        (312) 236-7516 (telecopier)
                                  ------
                      CALCULATION OF REGISTRATION FEE

                                 Proposed
   Title of                       maximum        Proposed
  securities         Amount      offering         maximum
    to be            to be         price         aggregate          Amount of
  registered       registered    per share*   offering price*   registration fee
- --------------------------------------------------------------------------------
Common Stock,
 par value
 $1.00 per share   1,003,411     $9.9368        $9,970,770           $3,439
- --------------------------------------------------------------------------------

* Pursuant to Rule 457(c) and 457(h), the registration fee has been calculated on the basis of the actual prices per share (ranging from $5.7201 to $13.88) at which the outstanding options may be exercised, and with respect to the remaining shares, on the basis of $11.0625 per share, the average of the high and low sale prices of the common stock on July 19, 1995, as reported on the New York Stock Exchange.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents By Reference.

    Kuhlman Corporation (the "Company") documents incorporated herein by reference are (i) annual report on Form 10-K for the year ended December 31, 1994, (ii) Item 1 of the Company's regi-stration statement on Form 8-A registering its Common Stock under
Section 12(b) of the Securities Exchange Act of 1934,
(iii) quarterly report on Form 10-Q for the quarter ended
March 31, 1995, (iv) current report on Form 8-K dated
February 25, 1995, (v) current report on Form 8-K dated March 28,
1995, (vi) current report on Form 8-K dated June 14, 1995, and
(vii) current report on Form 8-K dated July 21, 1995. Schwitzer, Inc.'s annual report on Form 10-K for the year ended January 1, 1995 is incorporated herein by reference. In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

    Not applicable.

Item 5.  Interests of Named Experts and Counsel.

    An opinion with respect to the legality of shares of common stock subject to stock options is being given by Rudnick & Wolfe, 203 North LaSalle Street, Suite 1800, Chicago, Illinois, 60601, counsel for the Company. Attorneys of that firm who participated in the preparation of this registration statement own a total of approximately 9,615 shares of the Company's common stock.

Item 6.  Indemnification of Directors and Officers.

    Section 145 of the Delaware General Corporation Law authorizes indemnification of directors, officers, employees and agents of the Company; allows the advancement of costs of defending against litigation; and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute. The Company's Certificate of Incorporation and Bylaws provide for indemnification of its officers and directors to the extent permitted by Section 145 of the Delaware General Corporation Law. Pursuant to such provisions, the Company has purchased such insurance on behalf of its directors and officers.

    The Company's Certificate of Incorporation eliminates, to the fullest extent permitted by Delaware law, liability of a director to the Company or its stockholders for monetary damages for a breach of such director's fiduciary duty of care except for liability where a director (a) breaches his or her duty of loyalty to the Company or its stockholders, (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorizes payment of an illegal dividend or stock repurchase or (d) obtains an improper personal benefit. This provision only pertains to breaches of duty by directors as directors and not breaches of duty by directors in any other corporate capacity, such as any capacity as an officer. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his responsibilities under any other law, including the federal securities laws.

Item 7.  Exemption from Registration Claimed.

    Not applicable.

Item 8.  Exhibits.

    4.1 Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4 to Registration Statement on Form S-4, Registration No. 33-58133)

    4.2  Kuhlman Corporation 1994 Stock Option Plan
         (Incorporated by reference to Appendix E to the Joint
         Proxy Statement/Prospectus that is a part of Registration Statement on Form S-4, Registration No.
         33-58133)

    4.3  Schwitzer, Inc. Long-Term Executive Incentive
         Compensation Plan, as amended (Incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-8, Registration No. 33-72898)

    5    Opinion of Rudnick & Wolfe

    23.1 Arthur Andersen LLP

    23.2 Consent of Rudnick & Wolfe (contained in Exhibit 5 hereof)

    24 Power of Attorney by the directors and certain officers of the Company

Item 9.  Undertakings.

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by
         section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii)     To include any material information
         with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs  (a)(1)(i) and
         (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities
         Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               EXHIBIT INDEX




Exhibit


4.1       Specimen Common Stock Certificate
          (Incorporated by reference to Exhibit 4
          to Registration Statement on Form S-4,
          Registration No. 33-58133)

4.2       Kuhlman Corporation 1994 Stock Option
          Plan (Incorporated by reference to
          Appendix E to the Joint Proxy
          Statement/Prospectus that is a part of
          the Registration Statement on Form S-4
          Registration No. 33-58133)

4.3       Schwitzer, Inc. Long-Term Executive
          Incentive Compensation Plan, as amended
          (Incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-8,
          Registration No. 33-72898)

5         Option of Rudnick & Wolfe

23.1      Consent of Arthur Andersen LLP

23.2      Consent of Rudnick & Wolfe (contained in
          Exhibit 5 hereof)

24        Power of Attorney by the directors and
          certain officers of the Company

                                SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on this 21st day of July, 1995.

                             KUHLMAN CORPORATION


                             By:  /s/Robert S. Jepson, Jr.
                                 -------------------------------
                                 Robert S. Jepson, Jr.
                                 Chairman of the Board and
                                 Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




Name                              Title                      Date


ROBERT S. JEPSON, JR.*     Chairman of the Board and
                           Chief Executive Officer
                           (Principal Executive Officer)
                           and Director

VERNON J. NAGEL*           Executive Vice President
                           of Finance, Chief Financial
                           Officer and Treasurer
                           (Principal Financial and
                           Accounting Officer)

CURTIS G. ANDERSON*        President, Chief Operating
                           Officer and Director         July 21, 1995

WILLIAM E. BURCH*          Director

STEVE CENKO*               Director

ALEXANDER W.
  DREYFOOS, JR.*           Director

WILLIAM M. KEARNS, JR.*    Director

ROBERT D. KILPATRICK*      Director

JOHN L. MARCELLUS, JR.*    Director

GEORGE J. MICHEL, JR.*     Director

GENERAL H. NORMAN
   SCHWARZKOPF*            Director



*By:/s/Robert S. Jepson, Jr.           Individually and as
    ------------------------------     Attorney-in-Fact
    Robert S. Jepson, Jr.

                              July 21, 1995
                                                 (312) 368-4000


The Board of Directors
Kuhlman Corporation
1 Skidaway Village Walk
Suite 201
Savannah, Georgia 31411

Dear Sirs:

    We have examined the registration statement filed with the Securities and Exchange Commission on July 21, 1995 for registration under the Securities Act of 1933, as amended, of 1,003,411 shares of common stock, par value $1.00 per share, of Kuhlman Corporation, a Delaware corporation (the "Company") which may be purchased pursuant to the exercise of stock options granted or to be granted under the Kuhlman Corporation 1994 Stock Option Plan (the "1994 Plan") and the Schwitzer, Inc. Long-Term Executive Incentive Compensation Plan (the "Subsidiary Plan") (the 1994 Plan and the Subsidiary Plan are collectively referred to herein as the "Plans"). We have examined pertinent corporate documents and records of the Company, including its certificate of incorporation, as amended, and its by-laws, and we have made such examination as we have deemed necessary or appropriate as a basis for the opinion hereinafter expressed.

    On the basis of the foregoing, we are of the opinion that the issuance of the aforesaid 1,003,411 shares of common stock pursuant to the exercise of stock options granted or to be granted under the Plans, has been duly authorized, and when issued and sold upon the terms and conditions set forth in the Plans and in the options granted or to be granted thereunder, such shares will be validly issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement.

         Very truly yours,

         RUDNICK & WOLFE



         By:/s/ Hal M. Brown
            -----------------
            a Partner

           Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 6, 1995, incorporated by reference and included in Kuhlman Corporation's Form 10-K for the year ended December 31, 1994 and of our report dated May 31, 1995 included in Kuhlman Corporation's current report on Form 8-K dated July 21, 1995 and to all references to our Firm included in this registration statement.





                                              ARTHUR ANDERSEN LLP



Louisville, Kentucky
July 21, 1995

                 Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 9, 1995, included and incorporated by reference in Schwitzer, Inc.'s Form 10-K for the year ended January 1, 1995, and to all references to our firm included in this registration statement.





Charlotte, North Carolina
July 21, 1995

                             POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of KUHLMAN CORPORATION, a Delaware corporation (the "Company"), does hereby constitute and appoint ROBERT S. JEPSON, JR., CURTIS G. ANDERSON, VERNON J. NAGEL, AND RICHARD A. WALKER, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys to execute, file or deliver any and all instruments and to do all acts and things which said attorneys and agents deem advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any requirements or regulations of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Securities Act of shares of common stock of the Company subject to the Kuhlman Corporation 1994 Stock Option Plan and to options granted under the Long-Term Executive Incentive Compensation Plan of Schwitzer, Inc., including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his name as a director or officer or both, of the Company, as indicated below opposite his signature, to the registration statement, and any amendment, post-effective amendment, supplement or papers supplemental thereto, to be filed with respect to said shares of common stock; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

  IN WITNESS WHEREOF, each of the undersigned has subscribed these presents, this 20th day of July, 1995.


/s/ Robert S. Jepson, Jr             /s/ Alexander W. Dreyfoos, Jr.
- -----------------------------        ------------------------------
Robert S. Jepson, Jr., Chairman      Alexander W. Dreyfoos, Jr.,
 of the Board and Chief Executive    Director
 Officer
 Principal Executive Officer)
 and Director

/s/ Vernon J. Nagel                  /s/ William M. Kearns, Jr.
- -----------------------------        ------------------------------
Vernon J. Nagel, Executive Vice      William M. Kearns, Jr.,
President of Finance, Chief          Director
 Financial Officer and Treasurer
 (Principal Financial and
 Accounting Office

/s/ Robert D. Kilpatrick
- -----------------------------
Robert D. Kilpatrick, Director


/s/ Curtis G. Anderson               /s/ John J. Marcellus, Jr.
- -----------------------------        -----------------------------
Curtis G. Anderson,                  John J. Marcellus, Jr., Director
 President, Chief Operating
 Officer and Director


/s/ William E. Burch                 /s/ George J. Michel, Jr.
- ------------------------------       -----------------------------
William E. Burch, Director           George J. Michel, Jr.


/s/ Steve Cenko                      /s/ H. Norman Schwarzkopf
- ------------------------------       -----------------------------
Steve Cenko, Director                General H. Norman Schwarzkopf,
                                     Director